                                                                    Exhibit 10.3

                                 FIRST AMENDMENT


     THIS FIRST AMENDMENT (the "Amendment") is made and entered into as of the 31st day of May, 2000, by and between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the 23rd day of November, 1999 (the "Lease") for space currently containing approximately 270,446 square feet, consisting of 223,300 square feet in One Riverside Center (sometimes referred to as the "One Riverside Center Premises") and 47,146 square feet in Two Riverside Center (sometimes referred to as the "Two Riverside Center Premises"), all as further described in the Lease; and

B. WHEREAS, Tenant has requested that additional space containing approximately 78,014 rentable square feet consisting of the 1st and 4th floors of Three Riverside Center (as defined in the Lease) as shown on EXHIBITS A-5 AND A-6 hereto (the "Three Riverside Center Premises") be added to the original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. PREMISES. Section 1.A.(ii) is amended to provide that the Premises are located entirely in One Riverside Center, Two Riverside Center and Three Riverside Center. In addition, Section I.C. of the Lease is hereby deleted in its entirety and replaced by the following Section I.C.:

     I.C. "Premises" shall mean (i) the area shown on EXHIBITS A, A-1, A-2, A-3 AND A-4 to the Lease and identified as Suites #1-100, #1-200, #1-300, #2-100, and #2-200 and (ii) the area shown on EXHIBITS A-5 AND A-6 hereto and identified as Suites #3-100 and #3-400. The Premises are located on floors one (1), two (2) and three (3) of One Riverside Center, floors one
     (1) and two (2) of Two Riverside Center and floors one (1) and four (4) of Three Riverside Center. The "Rentable Square Footage of the Premises" is deemed to be approximately 348,460 square feet, consisting of 223,300 square feet in One Riverside Center (sometimes referred to as the "One Riverside Center Premises") and 47,146 square feet in Two Riverside Center (sometimes referred to as the "Two Riverside Center Premises") and 78,014 square feet in Three Riverside Center (sometimes referred to as the Three Riverside Center Premises"). Landlord and Tenant acknowledge that Landlord has determined the location of the building management office on the first floor of Two Riverside Center as shown on EXHIBIT A-3 to the Lease. All corridors and restroom facilities located on floors one, two and three of One Riverside Center, floor two of Two Riverside Center, floor four of Three Riverside Center and any other floors leased by Tenant in their entirety (other than the first floor of Three Riverside Center) shall be considered part of the Premises. The total Rentable Square Footage of the Premises and of the Building has been determined from the approved permit set of construction drawings, without field measurement, based upon the 1996 BOMA standard of measurement. Notwithstanding the foregoing, Landlord, at its sole cost and expense within six (6) months following the Substantial Completion (hereinafter defined) of the Base Building Work (hereinafter defined), shall cause the Rentable Square Footage of the Premises, the Rentable Square Footage of the Building and the Rentable Square Footage of the First Expansion Space (defined in Section IV of Exhibit E) to be field measured by an architect retained by Landlord. If, as a result of such field measurement, it is determined that the Rentable Square Footage of the Premises, First Expansion Space or the Rentable Square Footage of the Building has been misstated by more than 1%, Landlord and Tenant shall promptly enter into an amendment to this Lease to restate the Rentable Square Footage of the Building, First Expansion Space, and/or the Rentable Square Footage of the Premises, as the case may be, to reflect the actual


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     square footage pursuant to the field measurement. If such field measurement does not disclose a variance of 1% or more, any variance that is disclosed shall be considered by Landlord and Tenant to be immaterial and shall not result in an amendment of the Rentable Square Footage of the Building, First Expansion Space, and/or the Rentable Square Footage of the Premises, as the case may be. Landlord and Tenant acknowledge that the amendment of the Rentable Square Footage of the Premises will affect the Base Rent, Allowance (hereinafter defined), the Architectural and Engineering
     Allowance (hereinafter defined), Three Riverside Center Premises Allowance (hereinafter defined), the Three Riverside Center Premises Architectural and Engineering Allowance (hereinafter defined) as such amounts are determined on a "per square foot" basis. Landlord and Tenant further acknowledge that the amendment of either the Rentable Square Footage of the Premises or the Rentable Square Footage of the Building will affect
     Tenant's Pro Rata Share (as hereinafter defined)."

II. BASE RENT. Section I.D. is hereby amended to add the following Base Rent schedule with respect to the Three Riverside Center Premises.

     "BASE RENT SCHEDULE FOR THE THREE RIVERSIDE CENTER PREMISES



                        ANNUAL RATE          ANNUAL          MONTHLY
         PERIOD       PER SQUARE FOOT       BASE RENT       BASE RENT
         ------       ---------------       ---------       ---------





III. TENANT'S PRO RATA SHARE: Section I.E s hereby amended by deleting "54.6676%" and inserting "70.4372%" in lieu thereof.

IV. BASE TAX YEAR AND BASE EXPENSE YEAR - The Tax Base Year and Expense Base Year for the Three Riverside Center Premises shall be the same as that for the remainder of the Premises. As such, the "Tax Base Year" shall be Fiscal Year 2001 and the "Expense Base Year" for the shall be the period beginning on the Commencement Date and ending on the day prior to the first anniversary of the Commencement Date.

V. TERM. Section I.G. of the Lease is hereby deleted in its entirety and replaced by the following Section I.G:

     "I.G. "Term" shall mean the following with respect to the One Riverside Center Premises, Two Riverside Center Premises and Three Riverside Center
     Premises:

     TERM FOR THE ONE RIVERSIDE CENTER PREMISES

     A period of 120 months, as the same may be extended in accordance with the terms hereof. The "Term" for the One Riverside Center Premises shall commence on the later to occur of (1) July 1, 2000 (the "Target Commencement Date"); or (2) the date upon which Landlord Work in the One Riverside Premises is "Substantially Complete", as such date is determined pursuant to Section III.A. hereof (such date being referred to as the date of "Substantial Completion"); or (3) the date on which Landlord delivers full possession of the One Riverside Center Premises to Tenant (the later to occur of such dates being defined as the "Commencement Date"). The "Termination Date" shall,


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     unless sooner terminated as provided herein, mean the last day of the Term as the same may be extended as provided herein.

     TERM FOR THE TWO RIVERSIDE CENTER PREMISES

     A period of months, days and years, as the same may be extended in accordance with the terms hereof, commencing on the Two Riverside Center Premises Commencement Date (hereinafter defined) and ending on the Termination Date as determined above with respect to the One Riverside Center Premises, it being agreed that the entire Premises (i.e. the One Riverside Center Premises, Two Riverside Center Premises and Three Riverside Center Premises) shall always expire on the same date. The "Two Riverside Center Premises Commencement Date" shall occur on the later to occur of (1) August 1, 2000 (the "Two Riverside Center Target Commencement Date"); or (2) the date upon which Landlord Work in the Two Riverside Premises is "Substantially Complete", as such date is determined pursuant to Section III.A. hereof (such date being referred to as the date of "Substantial Completion"); (3) the date on which Landlord delivers full possession of the Two Riverside Center Premises to Tenant; or (4) the Commencement Date with respect to the One Riverside Center Premises. Landlord and Tenant acknowledge that the defined terms of "Substantially Complete" and "Substantial Completion" shall have the same meaning, but shall be applied separately, with respect to the One Riverside Center Premises and the Two Riverside Center Premises.

     Except as provided elsewhere in this Lease to the contrary, the adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Rent shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Landlord Work in the One Riverside Center Premises not being Substantially Complete on the Target Commencement Date or the Two Riverside Center Premises not be Substantially Complete on the Two Riverside Premises Target Commencement Date. Landlord, in accordance with Section III.A. below, shall provide Tenant with notice of the date on which Landlord reasonably estimates that the Landlord Work will be Substantially Complete (as defined in Section III.A herein) in the One Riverside Center Premises and the Two Riverside Center Premises. Promptly after the determination of the Commencement Date and the Two Riverside Center Premises Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as EXHIBIT C.

     TERM FOR THE THREE RIVERSIDE CENTER PREMISES

     A period of months, days and years, as the same may be extended in accordance with the terms hereof, commencing on the later to occur of (i) September 1, 2000, (ii) the Commencement Date with respect to the One Riverside Center Premises, or (iii) the date on which Landlord has Substantially Completed the Base Building Work in the Three Riverside Center Premises (the later of such dates being referred to as the "Three Riverside Center Commencement Date") and ending on the Termination Date as determined above with respect to the One Riverside Center Premises. It is understood that Tenant shall have the right to select the general contractor for the performance of Initial Alterations (hereinafter defined) in the Three Riverside Center Premises and that the substantial completion of the Initial Alterations shall not be a condition precedent to the occurrence of the Three Riverside Center Commencement Date."

VI. THREE RIVERSIDE CENTER PREMISES - ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION. Landlord and Tenant acknowledge and agree that Landlord is only obligated to perform Base Building Work in the Three Riverside Center Premises (and not Landlord Work as described in the Lease) and, as a result thereof, the terms and conditions of sections III.A through III.E of the Lease, including Tenant Delays and Late Completion Penalties, shall not apply to the Three Riverside Center Premises, and the following provisions are hereby added to Article III and shall govern with respect to the Three Riverside Center Premises:

     "F. The Base Building Work with respect to the Three Riverside Center Premises shall be deemed to be "Substantially Complete" on the date that all of the following conditions have been satisfied: (i) All of the Base Building Work with respect to the Three Riverside Center Premises has been performed (as evidenced by Landlord's


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     architect's certificate of substantial completion), other than any minor details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use and occupancy of the Three Riverside Center Premises as more particularly set forth below and in Section III.C. below ("Punchlist Items"), (ii) subject to the completion of Punchlist Items, the Base Building Work in the Common Areas of Three Riverside Center has been completed, including the installation of all elevators and stairways and the installation of all heating, ventilating, air-conditioning, fire/life safety, sanitary, water and power facilities; provided that Tenant shall be responsible for distributing any necessary systems to the Three Riverside Center Premises as part of the Initial Alterations; (iii) the ground floor lobby in the Building has been substantially completed, subject to Punchlist Items, and lobby furniture shall have been installed, (iv) there is adequate parking available to provide Tenant parking spaces at the Property based on a ratio of 3 spaces for each 1000 rentable square feet of Premises, (v) a cafeteria or other food service provider is open for business in the Building, (vi) workout facilities are open for use in the Building, and (vii) parking lot and outdoor lighting is installed and operational.

     From time to time upon request by Tenant or Tenant's designated representative, Landlord shall advise Tenant of the progress of the Base Building Work in the Three Riverside Center Premises and the approximate date on which Base Building Work in the Three Riverside Center Premises will be Substantially Complete.

     G. Within a reasonable time after the later to occur of the execution of this First Amendment and, with respect to the Terminable Space (hereinafter defined), the satisfaction of the Contingency (hereinafter defined), Landlord and Tenant shall conduct a walk through of the Three Riverside Center Premises for the purpose of preparing a list of Punchlist Items with respect to the Base Building Work in the Three Riverside Center Premises. Subject to the completion of any Punchlist Item, latent defects, and necessary corrections and adjustments to seasonal items such as heating and air conditioning that are not readily discoverable by Tenant on or about the date of Substantial Completion, by taking possession of the Three Riverside Center Premises for the purpose of performing the Initial Alterations, Tenant is deemed to have accepted the Three Riverside Center Premises and agreed that the Three Riverside Center Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Three Riverside Center Premises or the Building or suitability thereof for Tenant's use. However, nothing contained in this section shall be deemed to relieve Landlord from its obligation to complete, and Landlord shall complete, with reasonable speed and diligence, all Punchlist Items with respect to the Base Building Work.

     H. If Tenant takes possession of the Three Riverside Center Premises before the Three Riverside Center Premises Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section IV.A.) to Landlord for each day of possession before the Three Riverside Center Commencement Date; provided, however, Tenant shall not be required to pay Rent for any days of possession before the Three Riverside Center Commencement Date unless Tenant shall be actively using the Three Riverside Center Premises for the conduct of Tenant's business. Notwithstanding anything herein to the contrary, Landlord agrees that Tenant shall have access to each portion of the Three Riverside Center Premises for the purpose of performing Initial Alterations following the later to occur of the execution of this First Amendment and, with respect to the Terminable Space, the satisfaction of the Contingency.

     I. In the event that Tenant terminates this Lease pursuant to subsections III.E.1 or III.E.3 above, such termination shall also apply with respect to the Three Riverside Center Premises."

VII. SECURITY DEPOSIT.

  A. The initial amount of the Security Deposit is hereby increased from $8,477,000.00 to $10,992,311.00. Within 15 days after the date on which Landlord notifies Tenant that the Contingency has been satisfied or the date on which this Amendment is terminated with respect to the Terminable Space, as the case may be, Tenant shall provide Landlord with cash or a letter of credit for the additional $2,445,311.00 (i.e. $10,922,311.00 - $8,477,000.00). Any portion of the initial $8,477,000.00 security deposit that has not, as of the date hereof, been delivered to Landlord shall remain


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     payable to Landlord in accordance with the terms and conditions of Section
     VI.A. of the Lease. Notwithstanding the foregoing, Landlord and Tenant acknowledge that the increased amount of the Security Deposit set forth above, as well as the Security Deposit and reduction amounts set forth below in the substitute Sections VI.C. and VI.D. are calculated based on the assumption that the Contingency will be satisfied and this Amendment shall remain in full force and effect with respect to the entire Three Riverside Center Premises. If the Contingency is not satisfied and this Amendment is terminated with respect to the Terminable Space, the applicable Security Deposit, reduction amounts and such other amounts as set forth in Section XI (Contingency) below will be adjusted as set forth in Section XI below.

  B. Sections VI.C and VI.D of the Lease are hereby deleted in their entirety and replaced with the following sections VI.C. and VI.D.:


     "C. Notwithstanding anything herein to the contrary, provided Tenant is not in default under this Lease as of the third (3rd) anniversary of the Commencement Date (i.e. the expiration of the 3rd lease year), the amount of the Security Deposit shall reduce from $10,992,311.00 to $8,582,758.00 effective as of the 3rd anniversary of the Commencement Date. If the Security Deposit is provided by Tenant in the form of cash, Landlord shall return the reduced portion of the Security Deposit to Tenant within thirty
     (30) days following the 3rd anniversary of the Commencement Date. If the Security Deposit is provided in the form of a letter of credit, such reduction shall be accomplished by having Tenant provide Landlord with a substitute letter of credit in the reduced amount. If the Security Deposit is provided through a combination of cash and letter of credit, Tenant, by written notice to Landlord, shall advise Landlord as to the method that will be used to effectuate the reduction of the letter of credit.

     D. In addition to the reduction of the Security Deposit described in
     Section VI.C. above, the amount of the Security Deposit shall be subject to further reduction effective as of the 4th, 5th, 6th and 7th anniversaries of the Commencement Date (each referred to as an "Anniversary Date") as follows:

     1) If Tenant reported a profit for the 4 consecutive quarters immediately preceding the applicable Anniversary Date, the amount of the Security Deposit shall reduce by $1,560,502.00 effective as of such Anniversary Date. Such reduction shall be accomplished in the manner referred to in
     Section VI.C. above, provided that Landlord shall not be required to refund any portion of the Security Deposit or to accept a substitute letter of credit unless and until Tenant has provided Landlord with audited financial statements evidencing that Tenant is entitled to a reduction of the Security Deposit in accordance with the terms hereof.

     2) If Tenant did not report a profit for the 4 consecutive quarters immediately preceding the applicable Anniversary Date but did report a profit for 3 quarters within such period, the amount of the Security Deposit shall reduce by $780,251.00 effective as such Anniversary Date. Such reduction shall be accomplished in the manner referred to in Section VI.C. above, provided that Landlord shall not be required to refund any portion of the Security Deposit or to accept a substitute letter of credit unless and until Tenant has provided Landlord with audited financial statements evidencing that Tenant is entitled to a reduction of the Security Deposit in accordance with the terms hereof.

     3) If Tenant is not entitled to a reduction of the Security Deposit under
     D.1. or D.2. above, Tenant shall not be entitled to a reduction of the Security Deposit with respect to the applicable Anniversary Date. Tenant shall, however, be entitled to a reduction of the Security Deposit with respect to any future Anniversary Dates where the conditions for a reduction have been satisfied. Notwithstanding anything herein to the contrary, in no event shall the Security Deposit be reduced below the sum of: (i) $2,340,750.00, plus (ii) the amount of any increase in the Security Deposit pursuant to Section VI.E. below."

IX.  INITIAL ALTERATIONS.

  A. From and after the later to occur of the execution of this First Amendment and, with respect to the Terminable Space, the satisfaction of the Contingency, Tenant shall have access to the Three Riverside Center Premises for the purpose of performing


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     alterations and improvements in preparation for Tenant's occupancy thereof
     (the "Initial Alterations"). Notwithstanding the fact that Tenant has been provided with possession of the Three Riverside Center Premises, Tenant and its contractors shall not have the right to perform Initial Alterations in the Three Riverside Center Premises unless and until Tenant has complied with all of the terms and conditions of Article IX.C. of this Lease, including, without limitation, reasonable approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Three Riverside Center Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord agrees that Landlord shall not have any approval rights over the aesthetic aspects of the Initial Alterations unless the same are visible from the exterior of the Building or the interior of the Building atrium. Landlord's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld.

  B. Provided Tenant is not in default after the delivery of notice and the expiration of any applicable cure periods, Landlord agrees to contribute the sum of Two Million Three Hundred Forty Thousand Four Hundred Twenty and 00/100 Dollars ($2,340,420.00) (i.e. $30 per rentable square foot of the Three Riverside Center Premises) (the "Three Riverside Center Premises Allowance") toward the cost of performing the Initial Alterations in preparation of Tenant's occupancy of the Three Riverside Center Premises. The Three Riverside Center Premises Allowance may only be used for the cost of labor, materials, permits and contractors fees in connection with the Initial Alterations. The Three Riverside Center Premises Allowance, less the amount of retainage provided for in Tenant's construction contract (which shall not be less than 5% nor more than 10%)(which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within thirty (30) days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect's Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment;
     (iii) Contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Initial Alterations for the previous disbursement and all other statements and forms required for compliance with the mechanics' lien laws of the State of Massachusetts, together with all such invoices, contracts, or other supporting data as Landlord may reasonably require; and (iv) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. In addition, prior to the first such disbursement, Tenant shall deliver to Landlord (x) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (y) final plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Three Riverside Center Premises; and (z) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any. Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with:
     (1) general contractor and architect's completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Three Riverside Center Premises Allowance more than one time per month. If the cost of the Initial Alterations exceeds the Three Riverside Center Premises Allowance, Tenant shall be entitled to the Three Riverside Center Premises Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Three Riverside Center Premises Allowance bears to the total cost for the Initial Alterations, less the retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Three Riverside Center Premises Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.



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


     In addition to Landlord's obligation to provide Tenant with an Three Riverside Center Premises Allowance, Landlord, provided Tenant is not in default after the delivery of notice and the expiration of any applicable cure periods, shall provide Tenant with an allowance (the "Three Riverside Center Premises Architectural and Engineering Allowance") in the amount of One Hundred Fifty Six Thousand Twenty Eight and 00/100 Dollars ($156,028.00) (i.e., $2 per rentable square foot of the Three Riverside Center Premises) to be applied toward the cost of architectural and engineering services for the Three Riverside Center Premises contracted by Tenant. Landlord shall disburse the Three Riverside Center Premises Architectural and Engineering Allowance, or applicable portion thereof, to Tenant within forty-five (45) days after Landlord's receipt of invoices and lien waivers from Tenant with respect to Tenant's actual engineering and architectural fees as described above. Any unused portion of the Three Riverside Center Premises Architectural and Engineering Allowance may be applied toward the cost of the Initial Alterations. Any unused portion that is not applied toward the cost of the Initial Alterations shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

  C. In no event shall the Three Riverside Center Premises Allowance be used for the purchase of moveable office equipment, furniture or other items of personal property of Tenant. In the event Tenant does not use the entire Three Riverside Center Premises Allowance in connection with the performance of the Initial Alterations, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Three Riverside Center Premises Allowance.

  D. Landlord agrees to respond to any requests by Tenant for approval of its initial drafts of plans within ten (10) Business Days. Landlord agrees to respond to any requests by Tenant for approval of its contractors or any revisions to previously submitted plans within seven (7) Business Days. Notwithstanding the foregoing, the response times set forth above for the approval of any plans or revisions thereto shall be extended by five (5) additional Business Days in the event that the matters for which approval is being requested will, in Landlord's reasonable judgment, require review by an outside consultant. If Landlord shall disapprove any requests by Tenant, Landlord shall commit to writing its specific basis for such disapproval. Time is of the essence with respect to the response periods set forth herein.

  E. Landlord shall be responsible for performing the Base Building Work in the Three Riverside Center Premises as described in the Base Building Scope attached to the Lease as EXHIBIT M. All Base Building Work shall be performed at Landlord's sole cost and expense. In no event shall the cost of the Base Building Work be applied against or deducted from the Three Riverside Center Premises Allowance or Three Riverside Center Premises Architectural and Engineering Allowance. Notwithstanding the foregoing, Landlord shall have the right to change the plans and specifications for the Base Building Work from time to time, provided that Landlord shall not materially reduce the overall quality of the Base Building Work; provided, further, that Tenant shall have the right to approve any such changes that materially affect Tenant's occupancy, operation or design of the Three Riverside Center Premises, which approval shall not be unreasonably withheld or delayed.

  F. Tenant acknowledges that Landlord and its contractors, including ADP Marshall ("ADP") will be performing Base Building Work in the Building and Three Riverside Center Premises and improvement work in the premises of other tenants of the Building prior to and during the performance of the Initial Alterations by Tenant. Each portion of the Initial Alterations, including, without limitation, the delivery of any materials, the placement of dumpsters and sanitary facilities and the use of any loading docks must be coordinated with Landlord and ADP in advance in accordance with the rules and regulations enacted by Landlord and attached hereto as EXHIBITS B-1 and B-2. It is understood that Landlord is constructing the Base Building Work on a merit shop basis that is not restricted by the terms of a collective bargaining agreement. Notwithstanding the foregoing, Landlord hereby represents to Tenant and Tenant acknowledges that Landlord and ADP have reached an understanding with the New England Regional Council of Carpenters and the Laborers' International Union of North

     America, Local 560 with respect to the employment of union labor at the Building and that Tenant and Tenant's Contractor shall work diligently and in good faith with Landlord and ADP to comply with the understanding that was reached with such unions. Tenant and Tenant's Contractor shall be obligated to take all actions necessary to assure that the Initial Alterations are performed to completion without disruption to Landlord's performance of the Base Building Work from labor disputes arising from any cause, including, without limitation, disputes concerning union jurisdiction and the affiliation of workers employed by Tenant's Contractor or the subcontractors of Tenant's Contractor. Should a jurisdictional dispute arise, Tenant and Tenant's Contractor shall take the necessary legal steps required to allow Landlord's and ADP's construction of the Base Building Work to continue without interruption from any strikes, work stoppages or other actions in connection with the jurisdictional dispute.

  G. Once completed, the Initial Improvements shall be deemed "Leasehold Improvements" and the provisions of Section VIII.B. shall be applicable with respect to the Initial Alterations.

  H. Notwithstanding anything in Section X.A. to the contrary, Tenant, as part of the Initial Alterations, shall install any necessary sub-meters (as well as any electrical panels, transformers, bus duct plug and related equipment) in the Three Riverside Center Premises at Tenant's sole cost and expense (subject to the Three Riverside Center Premises Allowance).

X. ASSIGNMENT AND SUBLETTING. All references in Article XII to One Riverside Center or Two Riverside Center shall be deemed to refer to One Riverside Center, Two Riverside Center or Three Riverside Center, or to One Riverside Center Premises or Two Riverside Center Premises shall be deemed to refer to One Riverside Center Premises, Two Riverside Center Premises or Three Riverside Center Premises. In addition, Landlord's rights under Section XII.B to recapture space that Tenant desires to Transfer shall not apply to any subleases or occupancy agreements for all or any portion of the Three Riverside Center Premises entered into by Tenant during the first 15 months of the Term and having a term not exceeding four (4) years ("Initial Three Riverside Subleases").

XI. CONTINGENCY. Landlord and Tenant acknowledge that, with the exception of the 25,117 rentable square feet shown on EXHIBIT A-7 hereto (the "Unencumbered Space"), the Three Riverside Center Premises is currently leased to Harvard Vanguard Medical Associates, Inc. ("Harvard") pursuant to the terms and conditions of a lease dated December 15, 1999 (the "Harvard Lease"). The 52,897 rentable square foot portion of the Three Riverside Center Space that is leased to Harvard is referred to herein as the "Terminable Space". Landlord is currently engaged in good faith negotiations with Harvard with respect to a termination of the Terminable Space (the "Harvard Termination"). Tenant acknowledges and agrees that (i) there is no guaranty that Landlord and Harvard will enter into the Harvard Termination, (ii) Landlord shall be under no obligation to enter into the Harvard Termination, and (iii) this First Amendment, with respect to the Terminable Space only, is contingent upon Landlord and Harvard entering into the Harvard Termination (the "Contingency"). In the event that Landlord and Harvard do not enter into the Harvard Termination by May 12, 2000, either party shall have the right to terminate this First Amendment with respect to the Terminable Space only by written notice to the other on or before the date on which the Contingency is satisfied. If either party elects to terminate this Amendment with respect to the Terminable Space, this Amendment shall continue in full force and effect subject to the following:

     1) The Three Riverside Center Premises shall refer only to the 25,117 rentable square feet shown on Exhibit A-7 and the Rentable Square Footage of the Premises shall be 295,563 square feet;

     2) The Annual Base Rent and Monthly Base Rent for the Three Riverside Premises shall be appropriately adjusted based on the new Three Riverside Premises square footage (i.e. 25,117);

     3)   Tenant's Pro Rata Share shall be 59.7447%;

     4) The Security Deposit shall be increased from $8,477,000.00 to $9,264,000.00. As such, the additional amount to be provided by Tenant shall be $787,280.00. In addition, Sections VI.C. and VI.D. of the Lease shall be deleted in their entirety and replaced with the following sections VI.C. and
          VI.D:

          "C. Notwithstanding anything herein to the contrary, provided Tenant is not in default under this Lease as of the third (3rd) anniversary of the Commencement Date (i.e. the expiration of the 3rd lease year), the amount of the Security Deposit shall reduce from $9,264,280.00 to $7,279,876.00 effective as of the 3rd anniversary of the Commencement Date. If the Security Deposit is provided by Tenant in the form of cash, Landlord shall return the reduced portion of the Security Deposit to Tenant within thirty (30) days following the 3rd anniversary of the Commencement Date. If the Security Deposit is provided in the form of a letter of credit, such reduction shall be accomplished by having Tenant provide Landlord with a substitute letter of credit in the reduced amount. If the Security Deposit is provided through a combination of cash and letter of credit, Tenant, by written notice to Landlord, shall advise Landlord as to the method that will be used to effectuate the reduction of the letter of credit.

          D. In addition to the reduction of the Security Deposit described in
          Section VI.C. above, the amount of the Security Deposit shall be subject to further reduction effective as of the 4th, 5th, 6th and 7th anniversaries of the Commencement Date (each referred to as an "Anniversary Date") as follows:

          1) If Tenant reported a profit for the 4 consecutive quarters immediately preceding the applicable Anniversary Date, the amount of the Security Deposit shall reduce by $1,323,614.00 effective as of such Anniversary Date. Such reduction shall be accomplished in the manner referred to in Section VI.C. above, provided that Landlord shall not be required to refund any portion of the Security Deposit or to accept a substitute letter of credit unless and until Tenant has provided Landlord with audited financial statements evidencing that Tenant is entitled to a reduction of the Security Deposit in accordance with the terms hereof.

          2) If Tenant did not report a profit for the 4 consecutive quarters immediately preceding the applicable Anniversary Date but did report a profit for 3 quarters within such period, the amount of the Security Deposit shall reduce by $661,807.00 effective as such Anniversary Date. Such reduction shall be accomplished in the manner referred to in Section VI.C. above, provided that Landlord shall not be required to refund any portion of the Security Deposit or to accept a substitute letter of credit unless and until Tenant has provided Landlord with audited financial statements evidencing that Tenant is entitled to a reduction of the Security Deposit in accordance with the terms hereof.

          3) If Tenant is not entitled to a reduction of the Security Deposit under D.1. or D.2. above, Tenant shall not be entitled to a reduction of the Security Deposit with respect to the applicable Anniversary Date. Tenant shall, however, be entitled to a reduction of the Security Deposit with respect to any future Anniversary Dates where the conditions for a reduction have been satisfied. Notwithstanding anything herein to the contrary, in no event shall the Security Deposit be reduced below the sum of: (i) $1,985,420.00, plus (ii) the amount of any increase in the Security Deposit pursuant to Section VI.E. below."

     5) The amount of the Three Riverside Premises Allowance shall be $753,510.00 and the amount of the Three Riverside Premises Architectural and Engineering Allowance shall be $50,234.00; and

     6) Tenant's parking spaces shall be allocated as follows: 626 spaces in the parking structure, 185 spaces in the surface parking areas and 76 spaces in the executive parking garage

XII. PARKING. Section VI.A of Exhibit E to the Lease is hereby deleted and replaced with the following Section VI.A:

     "A. During the initial Term, Landlord shall make parking spaces available to Tenant at the Property based on a ratio of 3 parking spaces per 1,000 rentable square feet of Premises leased by Tenant from time to time (the "Parking Ratio"). Tenant acknowledges that handicapped parking spaces and visitor parking spaces are included within the Parking Ratio of 3 spaces per 1,000 rentable square feet. In other words, Tenant's Pro Rata Share of the total amount of visitor and handicapped parking spaces for the entire Property shall be deducted from the number of parking spaces that Tenant is entitled to use based on the Parking Ratio. Landlord, in its sole discretion, shall have the right to allocate Tenant's parking rights between the surface parking areas, the parking structure and the executive parking garage beneath One Riverside Center (collectively referred to at the "Parking Areas"), provided that not less than 89 of Tenant's parking spaces (exclusive of handicapped parking spaces) shall be located in the executive parking garage beneath the Building. As of the date hereof, it is contemplated that Tenant's parking spaces will be allocated as follows: 738 spaces in the parking structure, 218 spaces in the surface parking areas and 89 spaces in the executive parking garage. Tenant shall not have the right to lease or otherwise use more than its share of parking spaces. Landlord shall have the right to establish such rules and regulations as Landlord reasonably elects to monitor the use of parking spaces by Tenant and other tenants, visitors and invitees and to assure, to the extent reasonably possible, that such parties are parking in the specific areas (e.g. surface areas, parking structure or garage) designated by Landlord and Tenant is not exceeding the Parking Ratio. Without limitation, Landlord shall have the right to implement a system of parking passes, parking stickers, card key access or any other system reasonably designated by Landlord. Tenant shall be responsible for assuring that its visitors, employees, subtenants and invitees comply with the rules and regulations designated by Landlord. Landlord shall have the right to require Tenant to institute and operate a subsidized MBTA pass program at the Premises to encourage Tenant's employees to use public transportation."

XIII. MONUMENT SIGN. Section VIII of Exhibit E to the Lease is hereby amended by adding the following sentence: "Notwithstanding anything herein to the contrary, Initial Three Riverside Subleases (as defined in Section XII of the Lease) shall not be taken into account for purposes of determining whether the Monument Signage Conditions have been satisfied."

XIV. DIRECTORY AND ENTRY SIGNAGE. Section IX.A of Exhibit E to the Lease is hereby amended by adding the following sentence: "Notwithstanding anything herein to the contrary, Landlord shall not have any right to remove, nor require the removal of, the Atrium Sign because the existence of Initial Three Riverside Subleases (as defined in Section XII of the Lease) shall cause Tenant to be in violation of the sublease restrictions and/or occupancy requirements of this Section."

XV. PARKING STRUCTURE SIGNAGE. Section X of Exhibit E to the Lease is hereby amended by adding the following subsection: "D. Notwithstanding anything herein to the contrary, Landlord shall not have any right to remove, nor require the removal of, the Parking Structure Sign because the existence of Initial Three Riverside Subleases (as defined in Section XII of the Lease) shall cause Tenant to be in violation of the sublease restrictions and/or occupancy requirements of this Section. In addition, Initial Three Riverside Subleases shall not be taken into account for purposes of determining whether the Parking Signage Conditions have been satisfied."

XVI. ONE RIVERSIDE SIGNAGE. Section XI of Exhibit E to the Lease is hereby amended by adding the following subsection: "D. Notwithstanding anything herein to the contrary, Landlord shall not have any right to remove, nor require the removal of, the One Riverside Center Sign because the existence of Initial Three Riverside Subleases (as defined in Section XII of the Lease) shall cause Tenant to be in violation of the sublease restrictions and/or occupancy requirements of this Section. In addition, Initial Three Riverside Subleases shall not be taken into account for purposes of determining whether the Riverside Center Signage Conditions have been satisfied."

XVII. THREE RIVERSIDE SIGNAGE. Section XII of Exhibit E to the Lease is hereby amended as follows:

       a. The following subsection is hereby added: "C. Notwithstanding anything herein to the contrary, Landlord shall not have any right to remove, nor require the removal of, the Three Riverside Center Sign because the existence of Initial Three Riverside Subleases (as defined in Section XII of the Lease) shall cause Tenant to be in violation of the sublease restrictions and/or occupancy requirements of this Section. In addition, Initial Three Riverside Subleases shall not be taken into account for purposes of determining whether the Riverside Center Signage Conditions have been satisfied."

       b. Section XII.A and XII.B are hereby amended as follows: (i) the words "fifty percent (50%) of the total rentable square footage of Three Riverside Center" are hereby deleted and replaced with "75,000 rentable square feet in Three Riverside Center"; and (ii) the words "50% of the total rentable square footage of Three Riverside Center" in subsection XII.A(4) and XII.B(6) are hereby deleted and replaced with "75,000 rentable square feet in Three Riverside Center". Landlord acknowledges that, provided this Amendment is not terminated with respect to the Terminable Space, Tenant has satisfied the Three Riverside Center Signage Condition with respect to the amount of space leased by Tenant in Three Riverside Center. Such condition will be deemed to have been satisfied regardless of whether a remeasurement pursuant to
              Section I.C. of the Lease causes the square footage of the Three Riverside Center Premises to drop below 75,000 rentable square feet.

XVIII. SUPPLEMENTAL HVAC UNITS AND ANTENNA/DISHES. Section XIII of Exhibit E to the Lease is hereby amended by increasing the number of Roof Top Units from ten (10) to thirteen (13).

XIX. BUILDING RISERS. Section XVII of Exhibit E to the Lease is hereby deleted and replaced with the following Section XVII:

       "XVII. BUILDING RISERS. Tenant shall have the right to use the vertical sleeves in One Riverside Center, Two Riverside Center and Three Riverside Center for Tenant's data and telecommunication cabling and in connection with the rights granted to Tenant with respect to the Roof Space. Tenant, acknowledges, however, that the existing vertical sleeves run to the top floor of the Building, but not through to the roof of the Building. As such, if Tenant desires to have the sleeves run to the roof, Tenant will be responsible for any costs required to extend the sleeves through to the roof or to install separate sleeves connecting the top floor of the Building to the roof. All such usage shall be in common with Landlord and shall not adversely affect Landlord's right to use the vertical sleeves for the operation of the Building (including the leasing, licensing and granting of roof rights to third parties); provided that Landlord shall not lease, license or grant any roof rights to third parties to the extent that the same would have an adverse affect on Tenant's ability to use the vertical sleeves in connection with the normal operation of Tenant's business in the Premises. Landlord, at Landlord's expense, has installed for Tenant's use, conduits within the Building to facilitate Tenant's ability to interconnect Tenant's systems within One Riverside Center, Two Riverside Center and Three Riverside Center.

XX.    MISCELLANEOUS.

       A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Three Riverside Center Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

       B. Tenant shall not record this Amendment. Landlord, however, agrees to execute and to deliver to Tenant for recordation or registration, at Tenant's cost and expense, a memorandum or notice of this Amendment in the form attached hereto as Exhibit F-1. If the Lease is terminated before the Term expires, upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord's request therefor within 10 days.

       C. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

       D. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

       E. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant; provided, that, if Landlord shall not have executed and delivered the same to Tenant within seven (7) business days after the same has been executed by Tenant and submitted to Landlord, Tenant shall have the right by written notice to Landlord at any time prior to the date on which a fully executed copy of this Amendment is delivered to Tenant, to declare this Amendment null and void.

       F. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

       G. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers, including without limitation Roy Hirshland, Spaulding & Slye or any successor thereto, claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.


         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.



WITNESS/ATTEST:                       LANDLORD:

                                      EOP-RIVERSIDE  PROJECT,  L.L.C, A DELAWARE
                                      LIMITED  LIABILITY COMPANY

                                      By: Beacon Property Management
                                          Corporation, a Delaware corporation,
                                          its managing member

/s/ Hannah Song                       By: /s/ Gregory R. Clancy
----------------------------------        -------------------------------------

Name (print):  Hannah Song            Name: Gregory R. Clancy
              --------------------          -----------------------------------

/s/ Harcie Sacehson                   Title: VICE PRESIDENT - Leasing
----------------------------------           ----------------------------------

Name (print):  Harcie Sacehson
              --------------------


WITNESS/ATTEST:                       TENANT:

                                      ALLAIRE CORPORATION, A
                                      CORPORATION ORGANIZED UNDER THE
                                      LAWS OF THE STATE OF DELAWARE

/s/ Eric J. Smith                     By: /s/ David A. Gerth
-----------------------------------       -------------------------------------

Name (print):  Eric J. Smith          Name:  David A. Gerth
              ---------------------         -----------------------------------
                                      Title: Chief Financial Officer and Vice
-----------------------------------   President of Operations and Finance
Name (print):
              ---------------------

                                   EXHIBIT A-5

   OUTLINE AND LOCATION OF THE FIRST FLOOR PREMISES IN THREE RIVERSIDE CENTER



       This Exhibit is attached to and made a part of the Lease dated as of , , 2000, by and between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ("Tenant") for space in the Building located at 275 Grove Street, Newton, MA.


                               [1ST FLOOR LAYOUT]

                                   EXHIBIT A-6

   OUTLINE AND LOCATION OF THE FOURTH FLOOR PREMISES IN THREE RIVERSIDE CENTER



       This Exhibit is attached to and made a part of the Lease dated as of , , 2000, by and between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ("Tenant") for space in the Building located at 275 Grove Street, Newton, MA.



                               [4TH FLOOR LAYOUT]

                                   EXHIBIT A-7

   OUTLINE AND LOCATION OF THE FIRST FLOOR PREMISES IN THREE RIVERSIDE CENTER
                          (I.E. THE UNENCUMBERED SPACE)



       This Exhibit is attached to and made a part of the Lease dated as of , , 2000, by and between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ("Tenant") for space in the Building located at 275 Grove Street, Newton, MA.


                                 [FLOOR LAYOUT]

                                   EXHIBIT B-1

                               RULES & REGULATIONS
                              FOR CONSTRUCTION WORK



The following Rules and Regulations should be incorporated into all agreements between a tenant and contractors or vendors performing construction services on the premises.

1.   DEFINITIONS

     1.1   Building:                     Riverside Center
                                         275 Grove Street
                                         Newton, Massachusetts

     1.2   Property Manager:             Robert Baker

     1.3   Chief Engineer:               Michael O'Shaughnessy

     1.4   TIW Project Manager:          As assigned

     1.5   Regular Business Hours:       Monday - Friday, 8:00 a.m. - 6:00 p.m.
                                         Saturday, 8:00 a.m. - 1:00 p.m.
                                         excluding holidays

     1.6   Tenant:                       The capitalize term "Tenant" shall
                                         refer to Allaire Corporation and its
                                         permitted subtenants and assignees.
                                         The non-capitalized term "tenant" shall
                                         refer to any occupant of the Building.

     1.7   Special Work:                 Any part of the Work which involves the
           operations:                   following

                                         a. All utility disruptions, shut-offs,
                                            and turnovers

                                         b. Activities involving high levels of
                                            noise, including, but not limited
                                            to, demolition, coring, drilling,
                                            and ramsetting.

                                         c. Activities resulting in excessive
                                            dust or odors, including, but not
                                            limited to, demolition and spray
                                            painting.

     1.8   Contractor or Vendor:         Any service provider contracting
                                         directly with Tenant to install
                                         furniture or equipment, or perform
                                         physical improvements to the premises.

     1.9   Tradesperson:                 Any employee (including, without
                                         limitation, any mechanic or laborer)
                                         employed by a Contractor or Vendor
                                         performing work.

2.   INSURANCE

     2.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located insurance for protection from claims under worker's or workmen's compensation acts and other employee benefits acts which are applicable, claims for damages because of bodily injury, including death, and from claims for damages, other than to the Work itself, to property which may arise out of or result from the Contractor's operations under the Contract, whether such operations be by the Contractor or by a Subcontractor or anyone directly or indirectly employed by any of them. This insurance shall be written for not less than limits of liability set forth herein or required by law, whichever coverage is greater, and shall include contractual liability insurance applicable to the Contractor's obligations hereunder. Certificates of such insurance shall be filed with the Landlord prior to the commencement of the Work.

2.2 The insurance required by Subparagraph 2.1 shall be written for not less than the following, or greater if required by law:

     1.   Workers Compensation:

          (a) State.................................................. Statutory

          (b) Applicable Federal:.................................... Statutory

          (c) Employer's Liability...................................$1,000,000

     2. Comprehensive General Liability (including but not limited to comprehensive form, premises operations, explosion and collapse hazard and underground hazard, products and completed operations hazard, contractual liability, broad form property damage (including completed operations), independent contractors' protective, personal injury, automobile liability comprehensive form for owned, hired and non-owned vehicles):

          (a)  Combined single limits for bodily and property damages:

               $5,000,000 ..................................  Each Occurrence

               $5,000,000 .................................. Annual Aggregate

     (b) Products and Completed Operations to be maintained for 3 years after final payment.

          (b) Property Damage Liability Insurance shall provide X, C and U coverage if Contractor's operations involve any exposure to explosion, collapse or underground damage.

     2.3  The certificates of insurance shall contain the following provisions:

               1. Name the Landlord, Landlord's agents, beneficiaries and mortgagee, and Architect as additional insured (excluding workers' compensation), including EOP-RIVERSIDE PROJECT, L.L.C., BEACON PROPERTY MANAGEMENT CORPORATION, AND EQUITY OFFICE PROPERTIES TRUST;

               2. In the event of any change in the limits of liability, decrease in coverage or other material change in coverage, or the cancellation of insurance in its entirety, the insurer must give Landlord, Landlord's agents, beneficiaries mortgagee, and Architect written notice at least thirty (30) days prior to the effective date of such change or cancellations, and insurance coverage shall remain in force during said thirty (30) day period; and

               3. Waiver of any right of subrogation of the insurers against Landlord, Landlord's agents, beneficiaries an mortgagee, and the Architect.

     2.4 At Landlord's request, Contractor shall cause any bank and/or financial institution and/or any trustee designated by Landlord to be added as additional insureds under the insurance policies required by Subparagraph 2.1.

     2.5 If Contractor fails to carry or provide evidence of insurance provided for herein, Landlord may, but shall not be obligated to, procure the same and charge the cost thereof to Contractor.

     2.6 Contractor shall carry sufficient comprehensive insurance on its equipment at the site an on route to or from the site as may be necessary to fully protect itself, and Contractor acknowledge that Landlord shall have no responsibility or liability therefor.

     2.7 Contractor shall certify to the Landlord that it has obtained or will obtain similar certificates of insurance form each of its Subcontractor before their work commences. Each subcontractor must be covered by insurance of the same character and in the same amounts as the Contractor unless the Contractor and the Landlord agree that a reduced coverage is adequate. Each Subcontractor's insurance shall cover the Landlord's agents and beneficiaries and the Architect.

3. SCHEDULING

     3.1  COORDINATION

           a. All Work to be carried out expeditiously and with minimum disturbance and disruption to the operation of the Building and without causing discomfort, inconvenience, or annoyance to any of the other tenants or occupants of the Building or the public at large.

          b. All schedules for the performance of construction, including delivery of materials, shall be coordinated through the TIW Project Manager and the Property Manager. The TIW Project Manager reserves the right, without incurring any liability to Tenant, Contractor, or Vendor, to stop activities and/or require rescheduling of Tenant Work based upon adverse impact on tenants or occupants of the Building, Landlord's or another party's performance of work in the Building, including any base building work or tenant work, or on the maintenance or operation of the Building.

          c. If any Work requires the shutdown of risers and mains for electrical, mechanical, life-safety, or plumbing systems, such work to be approved by and coordinated with the Chief Engineer, and at the discretion of the Chief Engineer, to be supervised by the Chief Engineer or designated representative. The Contractor or Vendor is responsible for protecting all existing systems and equipment as required.

          d. Contractor to notify all local regulatory authorities of all shutdowns of electrical, mechanical, life safety, or plumbing systems, as required.

     3.2   TIME RESTRICTIONS

           a. Subject to Paragraph 2.1 of these Rules and Regulations, prior to the date on which any portion of the Building is occupied by tenants or other occupants, general construction work will be permitted at all times, including during Regular Business Hours. From and after the date on which any portion of the Building is occupied by tenants or other occupants, Property Manager shall have the right to restrict the hours in which construction work may be performed in order to minimize any disruption to the business activities of such tenants or occupants. Without limitation, Property Manager shall have the right to require construction work to be performed only at times outside Regular Business Hours.

           b. Contractor or Vendor to provide Property Manager with at least twenty-four (24) hours notice to schedule Special Work. From and after the date on which any portion of the Building is occupied by tenants or other occupants, such Special Work will be permitted only during periods outside of Regular Business Hours as agreed to by the Property Manager.

           c. The delivery of construction materials to the Building, distribution within the Building, and the removal of waste materials will, from and after the date on which any portion of the Building is occupied by tenants or other occupants, be confined to periods outside Regular Business Hours, unless otherwise specifically permitted in writing by the TIW Project Manager.

           d. If coordination, labor disputes, or other circumstances require, the Property Manager may change the hours during which regular construction work can be performed and/or restrict or refuse entry to the Building by any Contractor or Vendor.

4.   CONTRACTOR OR VENDOR PERSONNEL

     4.1   CONDUCT

           a. While in or about the Building, all Contractors and Vendors must perform in a dignified, quiet, courteous, and professional manner at all times. Tradespersons must wear clothing suitable for their work and shall remain fully attired at all times. Each Contractor and Vendor will be responsible for his/her Tradesperson's behavior and conduct.

           b. The TIW Project Manager reserves the right to prohibit any Contractor, Vendor, or Tradesperson from working on the premises for disturbing any tenant, occupant, contractor, vendor, or tradesperson, interfering with the work of others, or in any way displaying conduct or performance not compatible with the Owner's standards.

     4.2   ACCESS

           a. Contractors and Vendors must contact the TIW Project Manager to coordinate Building access. Elevators will not be available for any purpose in connection with the performance of work by Contractor in the Building, including, without limitation, for the purpose of transporting any persons to or from the premises in which work will be performed. Access to the Building before and after Regular Business Hours, all day on weekends and holidays, or any other hours designated from time to time by the TIW Project Manager, will only be provided following receipt of twenty-four (24) hours advanced notice by the TIW Project Manager and Chief Engineer.

           b. Contractors and Vendors must obtain permission from the TIW Project Manager prior to undertaking work in any space outside the Contractor's Work limits. This requirement specifically includes ceiling spaces below the premises where any work required must be undertaken at the convenience of the affected tenant and outside of Regular Business Hours. Contractor or Vendor undertaking such work shall ensure that all work, including work required to reinstate removed items and cleaning, be completed prior to opening of the next business day.

           c. No Contractor or Vendor will be permitted to enter any private or public space in the Building, other than the common areas of the Building necessary for direct access to the area of Work for which he/she has been employed, without the prior approval of the TIW Project Manager.

           d. Contractor or Vendor will ensure that all furniture, equipment, and accessories in areas potentially affected by the Work are adequately protected by means of drop cloths or other appropriate measures. In addition, Contractor and Vendor shall be responsible for maintaining security to the extent required by the Property Manager.

           e. Temporary access doors for tenant construction areas connecting with a public corridor will consist of building standard door, frame, hardware, and lockset. A copy of the key will be furnished to the Property Manager.

           f. Unless otherwise agreed to by Property Manager, bulk loading of material to be made via lift or crane through a removed window. Contractor or Vendor to protect all existing construction as required.

     4.3   SAFETY

           a. Contractor or Vendor to police ongoing construction operations and activities at all times, keeping the premises orderly, maintaining cleanliness in and about the premises, and ensuring safety and protection of all areas, including truck docks, elevators, lobbies, and all other public areas which are used for access to the premises.

           b. Contractor or Vendor to appoint a supervisor who will be responsible for all safety measures, as well as for compliance with all applicable governmental laws, ordinances, rules and regulations such as, for example, "OSHA" and "Right-to-Know" legislation.

           c. Contractor or Vendor to take all reasonable precautions to prevent damage to property, both visible and concealed, and will restore the Building to substantially the same condition existing prior to the Contractor's or vendor's entry, to the satisfaction of the TIW Project Manager. While performing services hereunder, the Contractor or Vendor will immediately notify the TIW Project Manager of any defective condition in the Building of which he/she becomes aware. Any damage caused by Tradespersons will be the responsibility of the Contractor or Vendor. Costs for Owner's repair of such damage will be charged directly to the Tenant.

           d. Contractor or Vendor to maintain proper emergency egress for the area of Work and adjacent areas of the Building during all phases of the Work.

           e. Contractor or Vendor to notify the TIW Project Manager if any of its employees, equipment, or motor vehicles or that of any subcontractors are involved in an accident or injury while on the Property within twenty four (24) hours. Contractor of Vendor to provide a detailed accident report within three (3) business days.

     4.4   PARKING

           a. Parking is not allowed in or near truck docks, in accessible parking spaces or loading zones, fire access lanes, or private ways in or surrounding the property. Vehicles so parked will be towed at the expense of the Contractor or Vendor for whom the owner of such vehicle is employed.

           b. The availability of parking in any parking areas of the Building is limited. Use of such parking for Contractor or Vendor and his/her personnel is restricted and must be arranged with and approved by the TIW Project Manager.

           c. In no event may any office and/or storage trailers be parked at the Building or at the property on which the Building is located.

5.   BUILDING MATERIALS

     5.1   DELIVERY

           All deliveries of construction materials to be made at the predetermined times coordinated with and approved by the TIW Project Manager, and to be carried out safely and expeditiously only at the location determined by the TIW Project Manager. Contractor shall work together in good faith with any other contractors performing work at the Building to assure that materials can be delivered to the Building and respective premises with minimal disruption. In addition to being entitled to designate and coordinate the times for material deliveries, the TIW Project Manager and/or Property Manager may act as the sole arbitrator for the purpose of resolving any disputes in connection with any such activities.

     5.2   TRANSPORTATION IN BUILDING

           a. Distribution of materials from delivery point to the work area in the Building to be accomplished with the least disruption to the operation of the Building possible. Subject to the terms of
                Section 4.2.f., the Property Manager may designate elevators for material delivery.

           b. Contractor or Vendor will provide adequate protection for all carpets, wall surfaces, doors and trim in all public areas through which materials are transported. Contractor or Vendor must continuously clean all such areas. Protective measures shall include runners over carpet, padding in elevators, and any other measures determined by the TIW Project Manager and Property Manager.

           c. Any damage caused to the building through the movement of construction materials or otherwise will be the responsibility of the Contractor or Vendor. Costs for Owner's repair of such damage will be charged directly to the Tenant.

     5.3   STORAGE AND PLACEMENT

           a. All construction materials to be stored only in the premises where they are to be installed. No storage or staging of materials will be permitted in public areas, loading docks, corridors leading to the premises or any other portion of the Building or Property other than the premises in which such materials will be installed.

           b. No flammable, toxic, or otherwise hazardous materials may be brought in or about the Building unless: (I) authorized by the Chief Engineer, (ii) all applicable laws, ordinances, rules, and regulations are complied with, and (iii) all necessary permits have been obtained. All necessary precautions will be taken by the Contractor or Vendor when handling such materials so to avoid damage or injury.

     5.4   SALVAGE AND WASTE REMOVAL

           a. All rubbish, waste, and debris will be neatly and cleanly removed from the Building daily by the Contractor or Vendor unless otherwise approved by TIW Project Manager. The Building's trash compactor will not be used for construction or debris. For any demolition and debris, Contractor, at its sole cost and expense, must make arrangements with the Property Manager for scheduling and location of an additional dumpster to be supplied by Contractor. Where, in the opinion of the TIW Project Manager, such arrangements are not practical, Contractor will make alternative arrangements for rubbish removal. Contractor shall not be entitled to install more than one trash chute to dispose of rubbish, waste and debris in connection with the Work.

           b. Toxic or flammable waste is to be properly removed daily and disposed of in full accordance with all applicable laws, ordinances, rules, and regulations.

         c. Contractor or Vendor will, prior to removing any item (including, without limitation, building standard doors, frames and hardware, light fixtures, ceiling diffusers, ceiling exhaust fans, sprinkler heads, fire horns, ceiling speakers, and smoke detectors) from the Building, notify the TIW Project Manager that he/she intends to remove such item. At the election of TIW Project Manager, Contractor or Vendor to deliver any such items, at no cost, to an area designated by the TIW Project Manager to an area within the Building or complex in which the Building is located.

         d. Contractor shall be responsible for obtaining its own Port-a-John or other sanitary facilities for use by Tradespersons, the location of which shall be subject to approval of the Property Manager. Contractor shall be responsible for having the sanitary facilities cleared at regular intervals and for removing such sanitary facilities from the Building and property upon the completion of the work. In no event shall Contractor or Tradespersons be entitled to use the Building restrooms or the sanitary facilities or any other contractor.

6.       MISCELLANEOUS.

           a. All transformers, chillers, air conditioners, mechanical/ventilation systems, HVAC equipment, and similar devices shall be designed, located and baffled using appropriate. Acoustical screening to minimize the noise produced. The noise produced by this equipment shall comply with the City of Newton Noise Ordinance and shall not exceed 51 dBa during the day and 46 dBa during the night as measured at the property line or any location on immediately abutting residential properties. Emergency generators will be designed to meet City of Newton noise regulations. Any such equipment must be retested from time to time to confirm that it will continue to comply with such standards.

           b.   No Contractors or Tradesmen shall park on neighborhood streets.

           c. Noise levels shall comply with the City's Noise Control Ordinance, Section 20-13.

           d. Trucks shall only access the site to and from Route 128, except when the MBTA bridge is too low to allow passage of large equipment, in which case, the routes and times shall be reviewed and approved by the Police Department.

           d. Noise from heaters used during construction in winter conditions shall comply with the City's Noise Control Ordinance.

                                   EXHIBIT B-2

                       INDOOR AIR QUALITY (IAQ) GUIDELINES
                              FOR CONSTRUCTION WORK


The following Indoor Air Quality Guidelines are herewith incorporated into all agreements with Contractors and Vendors performing construction services on the premises.

1.   MATERIALS

     The Contractor shall use only application-approved materials with the lowest content by volume of toxic or irritating chemicals. New carpet must have a green label certified by the Carpet and Rug Institute (CRI) and be installed according to CRI installation guidelines. Contractor shall avoid materials containing chemicals listed as potentially carcinogenic, mutagenic, teratogenic, neurotoxic, or "sensitizing." The following materials are banned from new installations:

     a.   Materials containing greater than trace (0.1%) amounts of asbestos.

     b. Materials containing any halogenated hydrocarbon solvents (e.g. methylene chloride, tetrachloroethylene, trichloroethylene, trichloroethane).

     c. HVAC components internally lined with permeable man-made mineral fiber products unless coated with "Tuffcoat" or other tough, resilient coating or mat surface that provides a smooth, non-shedding surface in contact with the air stream.

2.   SUBMITTALS & INFORMATION

     2.1 Prior to starting work, the Contractor shall furnish information copies of MSDS forms to the TIW Project Manager for all materials to be installed and utilized during installation.

     2.2 The Contractor will assist the TIW Project Manager in providing pre-construction information and/or information sessions to the Tenant during project planning stages and/or at least twenty-four (24) hours prior to project initiation. The information and/or information sessions shall address the following:

          a.   Project scope and duration.

          b. Anticipated construction impacts on indoor air quality (IAQ) and workplace conditions.

          c. Methods to minimize impact (e.g. engineering controls, material selection).

          d. Methods to record, investigate, and resolve occupant complaints related to construction impacts on IAQ or workplace conditions.

3.   METHODS

     3.1  General

          a. The Contractor shall maintain work area clean and free of open containers of paint, cleaners, chemicals, loose trash and garbage. All flammable and hazardous substances shall be stored to prevent spillage and in accordance with National Fire Protection Association (NFPA) codes and OSHA regulations. When possible, flammable and hazardous materials shall be removed from the Building on a daily basis. Otherwise, appropriate storage arrangements shall be made with the Chief Engineer.

          b. No methods to isolate the Work area, contain odors and contaminants, or ventilate odors and contaminants shall impede emergency egress from the area of work or any area of the Building.

          c. No equipment powered by a combustion engine will be permitted in the premises.

          d. When possible, the Contractor shall use application methods that generate the least amount of airborne contaminants (e.g. brush vs. spray application of paint).

          e. Unless approved by product specifications, the Contractor shall not install wet or water-damaged building materials. The Contractor shall protect stored materials from water and moisture prior to installation. The Contractor shall protect new building assemblies from water damage following installation and inspect for signs of ineffective water and moisture control (e.g. condensation on pipes and ducts and roof and drain leaks) following installation.

     3.2  Isolation of Work Area

          a. Where feasible, construction site passageways abutting tenant occupied locations shall incorporate single chamber "air locks" (two sets of doors or plastic strip doors at opposite ends of an enclosed chamber or small room) into each construction site entrance. Plastic strip doors shall be of minimum 0.120" thick material with full overlap. Once installed, the air lock shall remain in place for the duration of the project or until such a time as its presence blocks final completion of the renovations. The Contractor's passage routes should avoid or minimal intersect tenant occupied areas of the building.

               The Contractor shall submit plan indicating construction site passageways for approval to the TIW Project Manager and shall construct and use only these passageways for access to the area of work

          b. All persons and materials passing to the construction site should be fully in the air lock and the door to the tenant occupied area closed before opening the construction site door (or flaps). At least one (set of) air lock door(s) (or flaps) must remain closed throughout the renovation process. All persons leaving the site shall clean their feet on a floor mat in the air lock prior to entering the tenant occupied part of the building. The Contractor shall clean the floor mat regularly.

     3.2  Containment & Ventilation of Odors & Contaminants

          a. Upon mobilization, the Contractor and the HVAC subcontractor shall meet with the Chief Engineer to review the building HVAC system.

          b. The Contractor shall submit for approval to the Building Engineer proposed plan to contain and ventilate odors and contaminants.

          c. The Contractor is responsible for ensuring that odors and contaminants are contained. Activities that have potential to emit airborne contaminants must be coordinated with the TIW Project Manager. The Contractor shall:

               i.   Isolate all return air pathways from the construction area.

               ii. Cut and cap all supply air ducts serving the construction area except for temporary ducts supplying air to the construction area for temporary heat and air conditioning.

               iii. Monitor and maintain construction site at negative pressure at least (-0.02" w.c.) relative to tenant occupied spaces by installing and operating temporary exhaust to outdoors through existing building exhaust systems or through temporary louvers installed in place of windows or exterior doors. Preparation should be made to replace designated windows or doors with appropriate weatherproof exhaust equipment manifolds. Upon completion of construction, the Contractor shall restore all repositioned windows and doors to original condition and location.

               iv. Where renovation site lacks access to perimeter windows, doorways, or existing building exhaust systems, "negative air machines" with HEPA and/or activated-carbon filters may be utilized to re-circulate air to the building, preferably to unoccupied building locations.

               v. Install and maintain air-tight seals at all openings between tenant occupied areas of the building and the construction site (e.g. doorways, corridors, air plenums, chases, open conduits and duct work) throughout the course of construction activities. Upon completion of construction, the Contractor shall remove all installed barriers and seals.

               vi. The Contractor shall ensure that the rest of the building outside the project area remains unaffected by the project. In particular, all HVAC systems altered for the purposes of controlling site contaminants must continue to provide at least the minimum outside air ventilation rate required by all applicable codes at the time the facility was constructed, to all occupied spaces.

4.   COMPLETION OF WORK

     4.1 Upon completion of Work, the Contractor shall clean all air plenums and mechanical system components determined to have deteriorated as a result of the the Contractor's work. All air filters shall be changed.

     4.2 The area of work should be ventilated and exhausted for a period of a minimum of 48-72 hours prior to occupancy by Tenant to allow newly installed building materials, finishes, and office equipment to off-gas volatile organic compounds, if any.

     4.3 Contractor shall verify that all mechanical systems are balanced and working properly and shall provide balancing reports to the Chief Engineer.

                                   EXHIBIT F-1

                          AMENDMENT TO NOTICE OF LEASE


     This Amendment to Notice of Lease between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY, as Landlord, and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE, as Tenant, is hereby given pursuant to the provisions of Chapter 183, Section 4 of the Massachusetts General Laws.

     WHEREAS, Landlord and Tenant are parties to that certain Lease dated November 23, 1999 with respect to the 270,446 square feet of space located in the buildings known as One Riverside Center and Two Riverside Center, 275 Grove Street, Newton, Middlesex County, Massachusetts, a notice of which is recorded with the Middlesex (South) Registry of Deeds in BOOK ____, PAGE ____ (the "Notice of Lease").

     WHEREAS, Landlord and Tenant have entered into a First Amendment of even date herewith whereby Tenant has leased from Landlord and Landlord has leased to Tenant upon the terms and conditions set forth therein and in the Lease, an additional 78,014 square feet of space located in the building known as Three Riverside Center, 275 Grove Street, Newton, Middlesex County, Massachusetts.

     NOW, THEREFORE, Landlord and Tenant hereby agree to amend the Notice of Lease as follows:

1. The "Description of the Premises" appearing in the Notice of Lease is hereby deleted in its entirety and replaced with the following:


     "Description of Premises:

     Approximately 348,460 square feet of space on the 1st, 2nd and 3rd floors of the building commonly known as One Riverside Center, the 1st and 2nd floors of the building commonly known as Two Riverside Center and the 1st and 4th floors of the building commonly known as Three Riverside Center ("Premises") shown on the sketch plan attached hereto as Exhibit "A" and located at 275 Grove Street, Newton, MA (the "Property") more particularly described on Exhibit "B" attached hereto and made a part hereof."

2. Except as modified herein, the Notice of Lease remains unchanged and is in full force and effect.

     WITNESS the execution hereof as a sealed instrument as of the 31st day of May, 2000.

WITNESS/ATTEST:                         LANDLORD:

                                        EOP-RIVERSIDE PROJECT, L.L.C, A
                                        DELAWARE LIMITED LIABILITY COMPANY

                                        By: Beacon Property Management
                                            Corporation, a Delaware corporation,
                                            its managing member

/s/ Hannah Song                             By: /s/ Gregory R. Clancy
--------------------------------                --------------------------------

Name (print): Hannah Song                   Name: Gregory R. Clancy
              ------------------                  ------------------------------

/s/ Marcie T. Jacobson                      Title: VICE PRESIDENT - Leasing
--------------------------------                  ------------------------------

Name (print): Marcie T. Jacobson
             -------------------


WITNESS/ATTEST:                         TENANT:

                                        ALLAIRE CORPORATION, A
                                        CORPORATION ORGANIZED UNDER THE
                                        LAWS OF THE STATE OF DELAWARE

                                        By: /s/ David A. Gerth
---------------------------------           ------------------------------------

Name (print):                           Name:  David A. Gerth
             ---------------------

----------------------------------      Title: Chief Financial Officer and Vice
                                        President of Operations and Finance
Name (print):
             ---------------------

                             STATE OF MASSACHUSETTS

                     , ss                                      May 31, 2000
[County]

     Then personally appeared the above-named Gregory Clancy, the VP of Beacon Property Management Corporation, a Delaware corporation, the managing member of EOP-Riverside Project, L.L.C., a Delaware limited liability company, known to me to be the person described in and who executed the foregoing instrument and acknowledged the same to be his free act and deed and that of said Beacon Property Management Corporation as the managing member of EOP-Riverside Project, L.L.C., before me,

                                       /s/ Kimberly C. Ruby
                                       ----------------------------------------
                                       Notary Public
                                       My Commission Expires: September 8, 2006


                          COMMONWEALTH OF MASSACHUSETTS

Middlesex            , ss                                        5/11/00
[County]

     Then personally appeared the above-named David A. Gerth, the Chief Financial Officer and Vice President for Operations and Finance of Allaire Corporation, a Delaware corporation, known to me to be the person described in and who executed the foregoing instrument and acknowledged the same to be his free act and deed and that of said Allaire Corporation, before me,


                                       /s/ Victoria Sullivan Reiff
                                       ----------------------------------------
                                       Notary Public
                                       My Commission Expires: 2005